                                  EXHIBIT 6.43

             WARRANT AGREEMENT, DATED APRIL 15, 1997, BY AND BETWEEN
                 THE COMPANY AND BERKSHIRE INTERNATIONAL FINANCE

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OFFERED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

No. WA - 300,000


             Certificate for KCD Holdings Incorporated Common Stock
                   Purchase Warrants EXERCISABLE COMMENCING ON
                              THE DATE OF ISSUANCE
                                HEREOF AND ENDING
            5:00 P.M., PACIFIC STANDARD TIME, ON THE EXPIRATION DATE


                               WARRANT CERTIFICATE

THIS CERTIFIES that Berkshire International Finance, Inc., a Delaware corporation is the registered holder (the "Warrantholder") of 300,000 Common Stock Purchase Warrants (the "Warrants") as set forth above, each which represents the right to purchase one fully paid and non-assessable share of common stock, par value U.S. $0.002 per share (the "Shares") of KCD Holdings Incorporated, a Nevada corporation (the "Company"), at the exercise price of U.S. $2.50 per share (the "Exercise Price"), at any time prior to the Expiration Date hereinafter referred to, by surrendering this Warrant Certificate, with the form of Election to Purchase set forth hereon duly executed, at the Company's office located at 2835 Townsgate Road, Suite 110, Westlake Village, California 91361 (the "Office"), and by paying in full the Exercise Price, plus transfer taxes, if any, in United States currency by certified check, bank cashier's check or money order payable to the order of the Company.

    Section 1.        Duration and Exercise of Warrants.

    (a) The Warrants represented by this Warrant Certificate shall be immediately exercisable and shall expire at 5:00 p.m. Pacific Standard time, on April 15, 2001 (the "Expiration Date"). Any Warrant Certificate not surrendered to the Company for exercise or redemption prior to the close of business of the Expiration Date shall be void and invalid.

    (b) Subject to the provisions of this Warrant Certificate, after the date of this Warrant Certificate and prior to the close of business on the Expiration Date, the Warrantholder shall have the right to purchase from the Company the number of Shares specified above at the Exercise Price. In order to exercise such right, the Warrantholder shall surrender the Warrant Certificate evidencing such Warrants to the Company at the Office with the form of Election to Purchase set forth hereon duly completed and signed, and shall tender payment in full to the Company for the Company's account together with such taxes as are specified in Section 4 hereof, for each Share with respect to which such Warrants are being exercised. Such Exercise Price and taxes shall be paid in full by certified check, bank cashier's check or money order, payable in United States currency to the order of the Company. In addition, if the Shares deliverable upon exercise have not been registered pursuant to the Securities Act, the Warrantholder shall deliver a duly executed certificate substantially in the form of Exhibit "A" hereto.

  (c) The Warrants evidenced by this Warrant Certificate shall be exercisable in multiples of one (1) Warrant. If less than all of the Warrants evidenced by this Warrant Certificate are exercised at any time prior to the close of business on the Expiration Date, a new Warrant Certificate shall be issued to the Warrantholder by the Company for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered.

  (d) The Warrants evidenced by this Warrant Certificate may not be exercised or redeemed if such exercise or redemption would constitute a violation of any applicable United States Federal or state statute or regulation or if any required approval of a governmental authority having jurisdiction shall not have been secured. The Company shall be entitled to require as a condition to exercise or redemption that the Warrantholder make such representations as are necessary to demonstrate compliance with applicable United States Federal and state securities laws.

    Section 2. Issuance of Share Certificate. Upon surrender of this Warrant Certificate and payment of the Exercise Price, and, if the Shares deliverable on exercise have not been registered under the Securities Act, upon delivery of a certificate in the form of Exhibit "A" hereto, the Company shall issue certificates representing the Shares ("Share Certificates") for the number of full Shares to which the holder of such Warrants is entitled, registered in accordance with the instructions set forth in the Election to Purchase. If such Shares have not been registered under the Securities Act, the Share Certificates shall bear a legend substantially similar to the legend on this Warrant Certificate.

    Section 3. Reorganization. In case of any reorganization of the Company, or in the case of the consolidation or merger of the Company with or into any other legal entity (other than a merger or consolidation in which the Company is a continuing legal entity) or of the sale of the properties and assets of the Company as, or an entity to any other legal entity (collectively, "Reorganizations"), each Warrant shall after such Reorganization be exercisable, upon the terms and conditions specified in this Warrant Certificate, for the stock or other securities or property (including cash) to which a holder of the number of Shares purchasable (at the time of such Reorganization) upon exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization; and in any case, if necessary, the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any such stock or other securities or property thereafter deliverable upon exercise of the Warrants. The Company shall not effect any such Reorganization unless simultaneously with the consummation thereof, the successor (if other than the Company) resulting from such Reorganization or the legal entity purchasing such assets shall assume, by written instrument executed and delivered to the holder of each Warrant, the obligation to deliver to the holder of each Warrant such stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase, and the other obligations under this Warrant Certificate.

    Section 4. Payment of Taxes. The Company will pay all registration and transfer taxes and charges that may be imposed by the United States of America or any state or territory thereof ("Taxes") attributable to the initial issuance of Shares upon the exercise of Warrants prior to the close of business on the Expiration date; provided, however that the Company shall not be required to pay any taxes which may be payable in respect of transfer involved in the issuance of any Warrant Certificates or any Share Certificate(s) in the name of other than that of the Warrantholder of record surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Share Certificate(s) unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such Taxes or shall have established to the satisfaction of the Company that such Taxes have been paid.

Section 5.     Registration of Warrant Certificate.

    (a) The Warrant Certificate shall be registered in the name of the record holder to whom it is distributed.

         (b) The Company may deem and treat the Warrantholder of record as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of any exercise thereof and any distribution to the holder thereof and for all other purposes, and the Company shall not be affected by any notice to the Contrary.

Section 6.     Registration Rights

    6.1. Demand Registration. If at any time after April 15, 1997 and prior to the Expiration Date, Warrantholder shall request Company in writing to register under the Securities Act the Shares then owned by Warrantholder (which request shall (i) specify the number of shares to be offered and sold, (ii) express Warrantholder's present intent to offer such shares for distribution, (iii) describe in general terms the nature or method of the proposed offer and sale thereof and (iv) contain the undertaking of Warrantholder to provide all such information and materials and take all such action as may be required in order to permit Company to comply with all applicable requirements of the SEC and to obtain acceleration of the effective date of such registration statement), Company shall, subject to the provisions of Section 6.4 below, use all reasonable efforts to cause the offering of the shares so specified in such request to be registered with the SEC so as to permit the sale or other distribution by Warrantholder of the Shares specified in its request, and in connection therewith, prepare and file on an appropriate form, as Company and Warrantholder shall together reasonably determine, a registration statement under the Securities Act to effect such registration. Company shall not be required to effect more than one registration pursuant to this Section 6.1; provided, however, that if an offering is not completed for any cause other than a cause attributable to Warrantholder, the registration effected in connection with such offering shall not be counted for the purposes of this sentence.

    6.2. Piggyback Registration. If Company shall propose the registration under the Securities Act of an offering of its Common Stock, Company shall give written notice as promptly as possible of such proposed registration to Warrantholder and will use all reasonable efforts to cause the offering of the Shares then owned by Warrantholder, if Warrantholder shall so request within 15 days after the giving of such notice, to be included, upon the same terms (including the method of distribution) in any such offering; provided, however, that (a) Company shall not be required to give notice or include such shares in any such registration if the proposed registration is primarily (i) a registration of a stock option or compensation plan or of securities issued or issuable pursuant to any such plan, or (ii) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation, with another corporation; (b) Company shall not be required to include such shares in any such registration if Company is advised in writing by its investment banking firm that the inclusion of such shares would in its opinion have a material adverse effect on such proposed offering of Common Stock; and (c) Company may, without the consent of Warrantholder, withdraw such registration statement and abandon the proposed offering in which Warrantholder had requested to participate.

    6.3. Certain Conditions to Registration Rights. The obligation of Company to use all reasonable efforts to cause Shares to be registered under the Securities Act are subject to each of the following limitations, conditions and qualifications;

    (a) Company shall be entitled to postpone for a reasonable period of time (not to exceed 120 days from the date of request to register pursuant to Section
6.1 above) the filing of a registration statement otherwise required to be prepared and filed by it pursuant to Section 6.1 if Company is, at the time it receives a request for registration pursuant to Section 6.1, conducting or about to conduct within the next 60 days an offering or a private placement of its securities and Company is advised in writing by its investment banking firm that such offering or placement would in its opinion be materially and adversely affected by the registration so demanded.

    (b) In case of any offering or distribution by Warrantholder pursuant to an underwritten or similar offering, the managing underwriter shall be an investment banking firm or other party approved by Company, such approval not to be unreasonably withheld.

    6.4. Additional Covenants. In connection with any registration undertaken by Company under Sections 6.1 or 6.2 of Shares,

        (a) Company shall:

            (i) furnish to Warrantholder or its underwriter such number of copies of any prospectus (including any preliminary prospectus) as Warrantholder may reasonably request in order to effect the offering and sale of the shares to be offered and sold by Warrantholder;

            (ii) use its best efforts to qualify the offering under applicable Blue Sky laws or such other securities laws of jurisdictions within the U.S. as may be necessary to enable Warrantholder to offer and sell the shares; provided, however, that Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process;

            (iii) except as provided in Sections 6.4(b)(i) below, pay all SEC and blue sky registration and filing fees, printing and engraving expenses, fees and disbursements of counsel for Company, transfer agents' and registrars' fees, fees and disbursements of accountants used by Company in connection with such registration and expenses incidental to any post-effective amendment to any registration;

            (iv) furnish Warrantholder with unlegended certificates representing ownership of the shares sold pursuant to the registration in such numbers and denomination as Warrantholder shall reasonably request, meeting the requirements of such national securities exchange in the U.S.A. or NASDAQ, if any, upon which such securities are listed or quoted or are proposed to be listed or quoted; and

        (b) Warrantholder shall:

            (i) with respect to a registration (including any post-effective amendments) pursuant to Section 6.1 or 6.2 above, pay all underwriting discounts and commissions attributable to the Shares owned by Warrantholder included in such offering and registration and expenses directly incurred by Warrantholder (including, without limitation, fees and disbursements of its counsel and accountants), in connection with the offering and the registration thereof (whether or not a registration statement is filed or becomes effective).

    6.5 Indemnification Relating to Registrations. (a) In the case of each registration effected by Company pursuant to this Article 6, Company agrees to indemnify and hold harmless Warrantholder (or any party which shall have succeeded to Warrantholder's registration rights), its officers and directors, each underwriter of the shares so registered and each person who controls any such underwriter within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act or any other statute or common law of the U.S. or any jurisdiction therein, including any amount paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the written consent of Company, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions insofar as any such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such shares, or any post-effective amendment thereof, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or contained in the prospectus (as amended or supplement if Company shall have filed with the SEC any amendment thereof or supplement thereto) if used within the period during which Company is required to keep the registration statement to which such prospectus relates current, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this Section 6.5 shall not (x) apply to such losses, claims, damages, expenses, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to

Company by Warrantholder or such underwriter for use in connection with preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any such amendment thereof or supplement thereto or (y) inure to the benefit of any underwriter from whom the person asserting any such losses, claims, damages, expenses, liabilities or actions purchased the securities which are the subject thereof (or to the benefit of any person controlling such underwriter) if such underwriter failed to send or give a copy of the prospectus to such person at or prior to the written confirmation of the sale of such securities to such person.

  (b) In the case of each registration effected by Warrantholder or Company pursuant to this Article 6, Warrantholder (or any party which shall have succeeded to Warrantholder's registration rights) ad each underwriter of the shares to be registered (each such party and such underwriters being referred to severally in this Section 6.5 as the "Indemnifying Party") shall agree, in the same manner and to the same extent as set forth in Section 6.5(a) above, to indemnify and hold harmless Company and each person, if any, who controls Company within the meaning of Section 15 of the Securities Act, its directors and officers (each an "Indemnified Party"), with respect to any statement in or omission from such registration statement or any post-effective amendment thereof or any preliminary prospectus or prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) contained in such registration statement if such statement or omission was made in reliance upon and in conformity with information furnished in writing to Company by an Indemnifying Party for use in connection with the preparation of such registration statement or any preliminary prospectus or prospectus contained in such registration statement or any such amendment thereof or supplement thereto.

  (c) Each Indemnified Party will, promptly after the receipt of notice of the commencement of any action against such Indemnified Party in respect of which indemnity may be sought from an Indemnifying Party on account of an indemnity agreement provided for in this Section 6, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party so to notify an Indemnifying Party of any such action shall relieve the Indemnifying Party from any liability in respect of such action which it may have to such Indemnified Party on account of the indemnity agreement provided for in this
Section 6 but shall not relieve the Indemnifying Party from any other liability which it may have to such Indemnified Party. In case any such action shall be brought against any Indemnified Party and it shall notify an Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, assume the defense thereof with counsel satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party under this Section 6 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of preparing for and answering investigations and monitoring claims or actions.

  Section 7. Nontransferable. This Warrant Certificate and the Warrants represented hereby shall be neither transferable nor assignable, either voluntarily or involuntarily, other than by will or by the laws of descent and distribution and may be exercised during Warrantholder's lifetime, only by Warrantholder.

    Section 8. Mutilated or Missing Warrant Certificates. In case this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for any Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity or bond, if requested, also satisfactory to the Company. Applications for such substitute Warrant Certificate shall also comply with such other reasonable conditions and charges as the Company may prescribe.

    Section 9. Notices.

    (a) Any notice or demand authorized by this Warrant Certificate to be given or made by the Warrantholder to or on the Company shall be in writing and shall be sufficiently given or made if delivered personally against receipt thereof or by overnight courier addressed (until another address is given in writing by the Company) to the Office. All such notices and demand shall be deemed to have been given on the date of receipt.

    (b) Any notice or demand pursuant to this Warrant Certificate to be given by the Company to the Warrantholder shall be sufficiently given or made if delivered personally against receipt thereof or by overnight courier addressed (until another address is filed in writing by the Warrantholder with the Company) to the address specified in the Warrant register maintained by the Company. All such notices and demands shall be deemed to have been given on the date of receipt.

    Section 10. Rights of Warrantholders; Voting. Nothing contained in this Warrant Certificate shall be construed as conferring upon the Warrantholder any of the rights of a shareholder of the Company, including without limitation to the right to vote, to receive dividends and other distributions, to receive any notice of, or attend to, meetings of shareholders or any proceedings of the Company.

    Section 11. Supplements and Amendments. The Company may from time to time supplement or amend this Warrant Certificate without the consent or concurrence of a Warrantholder in order to cure any ambiguity, manifest error or other mistake in this Warrant Certificate, or to make provision in regard to any matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not adversely affect, alter or change the interests of the Warrantholder, without the written consent of the Company.

    Section 12. Warrant Agent. The Company may appoint an agent, which agent may be changed from time to time without notice to the Warrantholder, for the purpose of issuing the Shares on the exercise of the Warrants, exchanging Warrants, replacing Warrants or any of the foregoing, and thereafter any such issuance, exchange or replacement shall be made at such office by such agent.

    Section 13. Successors. All the representations, warranties, covenants and provisions of this Warrant Certificate by or for the benefit of the Company or the Warrantholder shall bind and insure to the benefit of their respective successors and assigns hereunder.

    Section 14. Governing Law. This Warrant Certificate shall be deemed to be a contract made under the laws of the state of California and for all purposes shall be governed in accordance with the laws of said State, regardless of the laws that might be applied under applicable principles of conflicts of laws, with jurisdiction and venue deemed proper in Los Angeles County.

    Section 15. Benefits of This Warrant Certificate. Nothing in this Warrant Certificate shall be construed to give any person or entity other than the Company and the Warrantholder any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole benefit of the Company and the Warrantholder.

    Section 16. Interpretation. The headings contained in this Warrant Certificate are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant Certificate.

    Section 17. Invalidity of Provisions. If any provision of the Warrant Certificate is or becomes invalid, illegal or unenforceable in any respect, such provision shall be amended to the extent necessary to cause it to express the intent of the parties and be valid, legal and enforceable. The amendment of such provision shall not affect the validity, legality or enforceability of any other provision hereof.

    Section 18. Anti-Dilution. In the event that the Company shall at any time hereafter: (i) pay a dividend in common stock; (ii) subdivide or split its outstanding common shares; (iii) combine or reclassify its outstanding common shares into a smaller or greater number of hares; or (iv) issue additional common shares without consideration in a transaction substantially similar to or having an affect of the transactions described in clauses (i), (ii) and (iii) above, then the number of Shares to be issued upon exercise of the Warrants immediately after the occurrence of any such event shall be adjusted so that the Warrantholder thereafter may receive the number of Shares it would have owned immediately following such action if it had exercised the Warrants immediately prior to such action and the Exercise Price shall be adjusted to reflect such proportionate increases or decreases in the number of Shares as a result of such event.

           IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed on this 15th day of April, 1996.

                                      KCD HOLDINGS INCORPORATED
                                      A Nevada corporation

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:  Vice-President and Director

                              ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to ______ exercise of the Warrants represented by this Warrant Certificate and to purchase the Shares issuable upon the exercise of said Warrants, and requests that Certificates for such Shares be issued and delivered as follows:

ISSUE TO:

     -----------------------------------------------------------
     (Name)

     -----------------------------------------------------------
     (Address, including ZIP Code)

     -----------------------------------------------------------
     (Social Security or Tax Identification Number)

DELIVER TO:

     -----------------------------------------------------------
     (Name)

     -----------------------------------------------------------
     (Address, Including ZIP Code)

    If the number of Warrants hereby exercised is less than all the Warrants represented by this Warrant Certificate, the Undersigned request that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered as set forth above or otherwise as the undersigned shall direct in writing.

    If full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of U.S. $______ by certified check, bank cashier's check or money order payable in United States currency to the order of the Company.

Dated:
      --------------                -------------------------------------
                                    Signature

                                    (Signature must conform in all respects to the name holder specified on the face of the Warrant Certificate)

                                    PLEASE INSERT SOCIAL SECURITY OR TAX
                                    IDENTIFICATION NUMBER OF HOLDER

                                    -----------------------

                                    EXHIBIT A

                       FORM OF WARRANTHOLDERS CERTIFICATE

  The undersigned (the "Purchaser") is exercising the Warrants (the "Warrants") tendered with this certificate, and in connection with such exercise, hereby certifies to KCD Holdings Incorporated (the "Company") that the purchaser understands and agrees that:

    1. The shares of common stock of the Company (the "Shares") deliverable upon exercises of the Warrants are not registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the offering and the sale of the Shares is intended to be exempt from registration under the Securities Act.

    2. The Shares to be acquired by the Purchaser pursuant to exercise of the Warrants are being acquired for Purchaser's own account and without a view to distribution of such Shares or any interest therein; provided that (i) this representation shall not prejudice the Purchaser's right at all times to sell or otherwise dispose of all or any part of the Shares so acquired by the Purchaser pursuant to a registration under the Securities Act or an exemption from such registration available under the Securities Act.

    3. The Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment and is able to bear a complete loss of its investment in the Shares.

    4. The Purchaser represents and warrants that the Company has made available to the Purchaser or its agents all documents and information with respect to the Company and an investment in the Shares considered necessary by the Purchaser in deciding whether to exercise the Warrants.

    5. The Purchaser is an "accredited investor" as such term is defined in Regulation D under the Securities Act.

    6. All Shares issued on delivery of this certificate shall bear a legend substantially in the form as set forth on page 1 of the Warrant Certificate.

    IN WITNESS WHEREOF, the Purchaser has caused this Certificate to be duly executed on this ___ day of _________________, ____.

                                        PURCHASER

                                        Company:

                                        By:
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------